Exhibit 32.1
CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of TrueCar, Inc. (the “Company”), on Form 10-Q for the period ended  March 31, 2018 as filed with the Securities and Exchange Commission (the “Report”), Chip Perry, as Chief Executive Officer, and John Pierantoni, as Interim Chief Financial Officer, of the Company, each hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 9, 2018	By:	/s/ Chip Perry
Chip Perry
President and Chief Executive Officer
(Principal Executive Officer)

Date:	May 9, 2018	By:	/s/ John Pierantoni
John Pierantoni
Interim Chief Financial Officer & Chief Accounting Officer
(Principal Financial Officer & Principal Accounting Officer)